UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2005 (December 9, 2005)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective December 9, 2005, Richard K. Atkinson has been elected to the Company’s Board of Directors. Mr. Atkinson was appointed to serve on the Nominating and Corporate Governance Committee of the Board.
     Mr. Atkinson was identified by an external search firm.
     There are no transactions in which Mr. Atkinson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     The full text of the press release issued in connection with the appointment is furnished as Exhibit 99.1 to the Current Report on Form 8-K.
     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     By action of its Board of Directors, effective December 9, 2005, the Company amended its bylaws to increase the size of the Board of Directors from seven to eight. The amended bylaws will be filed with the Company’s Form 10-Q for the fiscal quarter ended December 31, 2005. A copy of the text of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
      Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit 3.1	Text of Amendment to Bylaws.
Exhibit 99.1	Press release issued by Capstone Turbine Corporation on December 9, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)
Date: December 14, 2005	By:	/s/ Walter J. McBride
Chief Financial Officer